EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-175007) of Compressco Partners, L.P.
(2) Registration Statement (Form S-3 No. 333-195438) of Compressco Partners, L.P. and in the related
Prospectus;

of our report dated March 19, 2015, with respect to the consolidated financial statements of CSI Compressco LP (formerly known as Compressco Partners, L.P.) included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ERNST & YOUNG LLP

Houston, Texas
March 19, 2015